SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 7, 2013

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 8.01 Other Events	1
SIGNATURES	1

Item    8.01 Other Events
William C. Mulligan, a member of the Board of Directors of Universal Electronics Inc., has established a new trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act. Rule 10b5-1 promulgated under the Securities Exchange Act of 1934 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock.  The rule allows an individual to buy or sell shares of stock at a specific price in the future, regardless of any subsequent material nonpublic information.
Under the plan, Mr. Mulligan intends to sell no more than 18,300 shares of Universal Electronics common stock from time to time commencing immediately and continuing until May 6, 2014, subject to certain specified price limits.  These shares were issued to him as part of his compensation as an outside director. This plan will facilitate the orderly sale of common stock for Mr. Mulligan’s personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: May 7, 2013	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

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